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                                                                    Exhibit 23.7


                          CONSENT OF RHEA & IVY P.L.C.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 6, 1997, except for Note 3 as to which the date is July 23, 1997, included in Boykin Lodging Company's Form 8-K dated January 28, 1998 and to all references to our Firm included in this Registration Statement.


                                                  Rhea & Ivy P.L.C.



Memphis, Tennessee,
 January 28, 1998